FOR IMMEDIATE RELEASE

Contact:
Investor Relations
757-961-3510
info@portfoliorecovery.com

PORTFOLIO RECOVERY ASSOCIATES ANNOUNCES NEW BANK CREDIT LINE AS PORTFOLIO ACQUISITIONS INCREASE

Expects to Tap $75 Million Line by Year-End

NORFOLK, Va., December 5, 2005 – Portfolio Recovery Associates, Inc. (Nasdaq: PRAA), a company that purchases and manages portfolios of defaulted consumer receivables and provides a broad range of accounts receivable management services, today announced it has closed on a new $75 million bank credit line.

Terms of the new line, which is being led by Bank of America and Wachovia, are generally more advantageous to the Company than its prior line.

“As we have long said, Portfolio Recovery Associates prefers to be an opportunistic buyer and generally has kept significant capital in reserve to be able to quickly respond to unusual market circumstances. The October 17, 2005 change in bankruptcy law and the resulting surge in bankruptcy filings and charge offs has helped to create such an opportunity. Thus far in the fourth quarter the Company has made, and has committed to further make, very significant acquisitions of pools of charged off debt,” said Steven D. Fredrickson, Chairman, President and Chief Executive Officer.

“Although we are still buying with internally generated cash, we anticipate we will need to make some use of our new line by year-end 2005 based on committed, unclosed transactions. The new credit line supplements our internal cash generation and will permit us to take advantage of further attractive buying opportunities that may occur,” said Kevin P. Stevenson, Chief Financial and Administrative Officer.

About Portfolio Recovery Associates, Inc.
Portfolio Recovery Associates is a full-service provider of outsourced receivables management and related services. The company’s primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies, and retail merchants. Portfolio Recovery Associates also provides a broad range of collection services, including revenue administration for government entities through its Alatax/RDS business, collateral-location services for credit originators via IGS Nevada, and fee-based collections through Anchor Receivables Management.

Statements herein which are not historical, including Portfolio Recovery Associates’ or management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including statements with respect to future contribution of IGS Nevada and Alatax to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates’ presentations and web casts. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company’s filings with the Securities and Exchange Commission including but not limited to its Registration Statements on Form S-3, its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company’s website, which contain a more detailed discussion of the Company’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

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